Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of July 14th, 2025, by and among NKGen Biotech, Inc., a Delaware corporation (the “Company”), and the purchaser identified on the signature page hereto (including its successors and assigns, the “Purchaser”).

BACKGROUND

A. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act (as defined below), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B. The Purchaser wishes to purchase, and the Company wishes to issue and sell, upon the terms and conditions stated in this Agreement, (i) an aggregate of 8,000,000 shares of common stock of the Company, $0.0001 par value per share (“Common Stock”) (the “Shares”), of the Company and (ii) a common stock purchase warrant, in the form attached hereto as Exhibit A, to purchase a number of shares of Common Stock (the “Warrants,” together with the Shares, the “Securities”) as further provided herein.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, hereby agree as follows:

Article I
DEFINITIONS

Section 1.1 Definitions.

In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Section 2.1, Section 2.2, Section 5.1 and Section 5.2 hereof are satisfied or waived, as the case may be, or such other date as the parties may agree.

“Common Stock” means the shares of common stock, $0.0001 par value per share, of the Company.

“Company Counsel” means Winston & Strawn LLP.

“Company’s Knowledge” means with respect to any statement made to the Company’s Knowledge, that the statement is based upon the actual knowledge, or the knowledge that would have been acquired after reasonable investigation, of the executive officers of the Company or any of its Subsidiaries having responsibility for the matter or matters that are the subject of the statement. With respect to any matters relating to Intellectual Property, such awareness or reasonable expectation to have knowledge does not require any such individual to conduct or have conducted or obtain or have obtained any freedom to operate opinions of counsel or any Intellectual Property rights clearance searches.

“Contract” means, with respect to any Person, any written agreement, contract, subcontract, lease (whether for real or personal property), mortgage, license, or other legally binding commitment or undertaking of any nature to which such Person is a party or by which such Person or any of its assets are bound or affected under applicable Law.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Delaware Courts” means in the Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court.

“Effect” means any effect, change, event, circumstance or development.

“Employee Plan” means any Employee Plan that the Company or any of its Subsidiaries (i) sponsors, maintains, administers, or contributes to, or (ii) provides benefits under or through, or (iii) has any obligation to contribute to or provide benefits under or through, or (iv) with respect to which have any liability, or (v) utilizes to provide benefits to or otherwise cover any current or former employee, officer, director or other service provider of the Company or any of its Subsidiaries (or their spouses, dependents, or beneficiaries).

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, lease, exclusive license, option, easement, reservation, servitude, adverse title, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction or encumbrance of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign, supra-national or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, bureau, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal, and for the avoidance of doubt, any taxing authority) or (d) self-regulatory organization (including the Principal Trading Market).

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“Law” means any federal, state, national, supra-national, foreign, local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority (including under the authority of the Principal Trading Market or the Financial Industry Regulatory Authority).

“Material Adverse Effect” means any Effect, individually or together with any other Effect, that has had, has, or would reasonably be expected to have a material adverse effect on the business, financial condition, assets, liabilities or results of operations of the Company or its Subsidiaries, taken as a whole; provided, however, that Effects arising or resulting from the following shall not be taken into account in determining whether there has been a Material Adverse Effect: (a) the announcement or disclosure of the sale of the Securities or other transactions contemplated by this Agreement, (b) the taking of any action, or the failure to take any action, by the Company that is required to comply with the terms of this Agreement, (c) any natural disaster or epidemics, pandemics or other force majeure events, or any act or threat of terrorism or war, any armed hostilities or terrorist activities (including any escalation or general worsening of any of the foregoing) anywhere in the world or any governmental or other response or reaction to any of the foregoing, (d) any change in GAAP or applicable Law or the interpretation thereof or (e) general economic or political conditions or conditions generally affecting the industries in which the Company and its Subsidiaries operate; except in each case with respect to clauses (c), (d) and (e), to the extent disproportionately affecting the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its Subsidiaries operate. “Outside Date” means the third Trading Day following the date of this Agreement.

“Permitted Encumbrances” means (i) Encumbrances for current taxes and assessments not yet past due or the amount or validity of which is being contested in good faith by appropriate proceedings, (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s and carriers’ Encumbrances arising in the ordinary course of business of the Company consistent with past practice, (iii) non-exclusive licenses of Intellectual Property rights granted by the Company or any of its Subsidiaries in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the intellectual property rights subject thereto, and (iv) any such matters of record including outstanding first and second liens against secured indebtedness, Encumbrances and other imperfections of title that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate in the business of the Company as currently conducted.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement is OTC Pink.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Reporting Period” means the period commencing on the Closing Date and ending with respect to each Purchaser on the earliest of: (i) the date as of which such Purchaser may sell all of the Securities purchased hereunder under Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act, or (ii) the date on which such Purchaser shall have sold all of the Securities purchased hereunder.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means 8,000,000 shares of Common Stock.

“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means the aggregate amount to be paid for the Securities purchased by the Purchaser, in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company, and shall, where applicable, include any subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the Principal Trading Market is open for business.

“Trading Market” means the New York Stock Exchange, the NYSE American, the Nasdaq Global Market, the Nasdaq Global Select Market, the Nasdaq Capital Market or the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink (or any of their respective successors).

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, and any other documents or agreements explicitly contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, or any successor transfer agent for the Company.

Article II
PURCHASE AND SALE

Section 2.1 Purchase and Sale.

(a) On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company will issue and sell to Purchaser, and Purchaser will purchase the Shares at a price of $0.25 per Share and for an aggregate purchase price of two million U.S. Dollars ($2,000,000.00).

Section 2.2 Closing.

(a) Closing. Upon the satisfaction of the conditions set forth in this Agreement, the closing of the purchase and sale of the Securities (the “Closing”) shall take place remotely via exchange of executed documents and funds on the first Business Day after the date hereof or at such other time and place as the Company may designate by notice to the Purchaser.

(b) Payment. On or prior to the Closing Date, the Purchaser shall deliver to the Company the Subscription Amount via wire transfer of immediately available funds to an account designated in writing by the Company. At the Closing, following the receipt by the Company of the entire portion of the Subscription Amount payable by the Purchaser, the Company shall issue to the Purchaser book entry shares representing the number of Shares, registered in the name of Purchaser free and clear of any liens or restrictions (other than restrictions arising under federal securities laws).

Section 2.3 Closing Deliverables.

(a) On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to Purchaser the following (the “Company Deliverables”):

(i) this Agreement, duly executed by the Company; and

(ii) evidence of the issuance of the Shares in the name of the Purchaser by book entry on the stock ledger of the Company.

(b) On or prior to the Closing, Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i) this Agreement, duly executed by Purchaser; and

(ii) its Subscription Amount, in United States dollars and in immediately available funds by wire transfer to the Company.

Section 2.4 Issuance of Warrants. As additional consideration for the purchase by the Purchaser of the Shares, Purchaser a Warrant to purchase a number of the Company’s Common Stock equal to equal to 100% of the number of Shares purchased by the Purchaser hereunder.

Article III
REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company.

Except as previously disclosed in the SEC Reports (as defined below), the Company hereby represents and warrants the following as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date) to the Purchaser:

(a) Due Organization; Subsidiaries. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, or will be within three days from closing, and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted, (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used and (iii) to perform its obligations under all Contracts by which it is bound. All of the Company’s Subsidiaries are wholly owned by the Company. Each of the Company and its Subsidiaries is licensed and qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the Laws of all jurisdictions where the nature of its business in the manner in which its business is currently being conducted requires such licensing or qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into this Agreement and the other Transaction Documents. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, sale, issuance and delivery of the Securities contemplated herein has been taken. Each of the Transaction Documents to which the Company is a party have been (or upon delivery will have been) duly executed and delivered by the Company and is, or when delivered in accordance with the terms hereof or thereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, examinership, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the issuance, sale and delivery of the Securities to be sold by the Company under the Transaction Documents, the performance by the Company of its obligations under this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby or thereby (including without limitation, the issuance of the Securities), do not and will not conflict with, result in the breach or violation of, or constitute (with or without the giving of notice or the passage of time or both) a violation of, or default under, (i) any material bond, debenture, note or other evidence of indebtedness, or under any lease, license, franchise, permit, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or its properties may be bound or affected, (ii) the Company’s amended and restated certificate of incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), the Company’s amended and restated bylaws, as amended and as in effect on the date hereof (the “Bylaws”), or the equivalent document with respect to any of the Company’s Subsidiaries, as amended and as in effect on the date hereof, or (iii) any statute or law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body, Governmental Authority applicable to the Company, any of its Subsidiaries or their respective properties, except in the case of clauses (i) and (iii) for such conflicts, breaches, violations or defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) Filings, Consents and Approvals. Except for any Current Report on Form 8-K or other SEC Reports required to be filed by the Company in connection with the transaction contemplated hereby, such filings as are required to be made under applicable state securities laws, neither the Company nor any of its Subsidiaries is required to give any notice to, or make any filings with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by the Transaction Documents. Assuming the accuracy of the representations of the Purchaser in Section 3.2, no consent, approval, authorization or other order of, or registration, qualification or filing with, any Governmental Authority is required for the execution and delivery of the Transaction Documents, the valid issuance, sale and delivery of the Securities to be sold pursuant to the Transaction Documents other than such as have been or will be made or obtained, or for any securities filings required to be made under federal or state securities laws applicable to the offering of the Securities. The Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to this Section 3.1(d).

(e) Issuance of the Securities. The issuance of the Securities has been duly authorized and the Securities, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable and free and clear of any Encumbrances, preemptive rights or restrictions (other than as provided in this Agreement or any restrictions on transfer generally imposed under applicable securities laws).

(f) Capitalization. As of July, 2025 (the “Capitalization Date”), before giving effect to the issuance of the Securities, the authorized capital stock of the Company consisted of (x) 100,000,000 shares of preferred stock, $0.001 par value per share (the “Preferred Stock”), none of which were issued and outstanding and convertible into shares of Common Stock, and (y) 500,000,000 shares of Common Stock, 94,619,764 shares of which were issued and outstanding. The Preferred Stock and the Common Stock are collectively referred to herein as the “Capital Stock.” All of the issued and outstanding shares of Capital Stock have been duly authorized and validly issued, and are fully paid and nonassessable and are free of any Encumbrances.

(g) Public Filings, Etc. As of the Signing Date, none of the Company’s Annual Report on Form 10-K for the period ended December 31, 2023, Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024 or other public filings of the Company filed with the Commission since September 29, 2023 pursuant to the Exchange Act included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Financial Statements. As of their respective filing dates, the financial statements (including any related notes) contained or incorporated by reference in the all forms, statements, certifications, reports and documents required to be filed or furnished by it with the Commission under the Exchange Act or the Securities Act (the “SEC Reports”) (i) complied as to form in all material respects with the Securities Act and the Exchange Act, as applicable, (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the Commission, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated and fairly present, in all material respects, the consolidated financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby. Other than as expressly disclosed in the SEC Reports filed prior to the date hereof, there has been no material change in the Company’s accounting methods or principles that would be required to be disclosed in the Company’s financial statements in accordance with GAAP. Except as set forth in the consolidated financial statements of the Company included in the SEC Reports filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect. The books of account and other financial records of the Company and each of its Subsidiaries are true and complete in all material respects.

(i) Independent Accountants. The Company’s registered auditor of record, Withum Smith+Brown, PC, has been (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act), (ii) to the Company’s Knowledge, “independent” with respect to the Company within the meaning of Regulation S-X under the Exchange Act and (iii) to the Company’s Knowledge, in compliance with subsections (a) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the Commission and the Public Accounting Oversight Board thereunder.

(j) No Material Adverse Effect. Since September 30, 2024, there has been no change, effect, event, state of facts, development, condition or circumstance that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(k) Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s Knowledge, currently threatened in writing against the Company or any of its directors and officers that questions the validity of the Transaction Documents or the right of the Company to enter into the Transaction Documents or to consummate the transactions contemplated hereby. There is no material action, suit, proceeding or investigation pending or, to the Company’s Knowledge, currently threatened in writing against the Company or any Subsidiary or any of their respective directors and officers.

(l) Employment Matters. No material labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company which would have or would reasonably be expected to result in a Material Adverse Effect. None of the Company’s or any Subsidiary’s employees is a member of a labor union that relates to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. To the Company’s Knowledge, no executive officer or key employee, is, or is now expected to be, in violation of any material term of any employment Contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other Contract or agreement or any restrictive covenant in favor of any third party, and to the Company’s Knowledge, the continued employment of each such executive officer or key employee does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters, except, in each case, matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(m) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or the Bylaws or their organizational charter or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in (i) default of, or in violation of, nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Contract (whether or not such default or violation has been waived) or (ii) violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in each case for defaults or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, except as disclosed in the SEC Reports, the Company is not in violation of any of the rules, regulations or requirements of the Principal Trading Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Trading Market in the foreseeable future. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses as currently conducted, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(n) Title to Assets. Each of the Company and its Subsidiaries owns, and has good and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or tangible assets and equipment used or held for use in its business or operations or purported to be owned by it, including: (i) all tangible assets reflected on the financial statements (including the related notes and schedules thereto) included (or incorporated by reference) in the SEC Reports and (ii) all other tangible assets reflected in the books and records of the Company as being owned by the Company. All of such assets are owned or, in the case of leased assets, leased by the Company or any of its Subsidiaries free and clear of any Encumbrances, other than Permitted Encumbrances.

(o) Intellectual Property Rights. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company owns, possesses, licenses, or has other rights to use or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s business (collectively, the “Intellectual Property Rights”). Except as described in the SEC Reports, and as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) there is no pending or to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s Intellectual Property Rights, and to the Company’s Knowledge, there are no facts which would form a reasonable basis for any such claim; (b) there is no pending or to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of the Company’s Intellectual Property, and to the Company’s Knowledge, there are no facts which would form a reasonable basis for any such claim; (c) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; and (d) the Company has filed or caused to be filed with the U.S. Patent and Trademark Office and applicable foreign and international patent authorities all material patent applications in respect of Intellectual Property owned by the Company.

(p) Insurance. Each of the Company and its Subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed reasonable, adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and policies covering the Company and its Subsidiaries for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or any of its Subsidiaries will not be able to (i) renew its existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that could not be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(q) Transactions with Affiliates and Employees. Except as disclosed in SEC Reports, since the date of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 filed on March 4, 2025, with the SEC, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

(r) Internal Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the 1934 Act), which (i) are designed to ensure that material information relating to the Company, including its Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, other than as disclosed in SEC Reports, there have been no material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal controls over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting.

(s) Sarbanes-Oxley. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(t) Certain Fees. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(u) that may be due in connection with the transactions contemplated by the Transaction Documents. The Company shall indemnify, pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of- pocket expenses) arising in connection with any such right, interest or claim.

(u) Company Not an “Investment Company.” The Company is not, and will not be, immediately after receipt of payment for the Securities, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

(v) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration or listing.

(w) Disclosure. The Company confirms that it has not provided, and to the Company’s Knowledge, none of its officers or directors nor any other Person acting on its or their behalf has provided Purchaser, in its capacity solely as a Purchaser, or its respective agents or counsel with any information that it believes constitutes material, non-public information except insofar as the existence, provisions and terms of the Transaction Documents may constitute such information and except for information that will be disclosed by the Company in the Transaction Form 8-K (as defined below). The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company.

(x) No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, none of the Company, its Subsidiaries nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any Company security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(y) Tax Matters. Each of the Company and each of its Subsidiaries has timely filed all income tax returns and all other material tax returns that were required to be filed by or with respect to it under applicable Law (taking into account any applicable extensions thereof). All such tax returns were correct and complete in all material respects and have been prepared in material compliance with all applicable Law. Subject to exceptions as would not be material, no claim has ever been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file tax returns that the Company or any of its Subsidiaries is subject to taxation by that jurisdiction. All material amounts of taxes due and owing by the Company and each of its Subsidiaries (whether or not shown on any tax return) have been timely paid. Since the date of the most recent financial statements (including the related notes and schedules thereto) included (or incorporated by reference) in the SEC Reports, neither the Company nor any of its Subsidiaries has incurred any material liability for taxes outside the ordinary course of business consistent with past practice.

(z) No General Solicitation. Neither the Company nor, to the Company’s Knowledge, any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.

(aa) Anti-Corruption and Anti-Bribery Laws. Neither the Company nor any of its Subsidiaries nor any director, officer, or employee of the Company or any of its Subsidiaries, nor to the Company’s Knowledge, any agent, Affiliate or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any non-U.S. or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its Subsidiaries and, to the Company’s Knowledge, the Company’s Affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(bb) Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the USA Patriot Act, the Bank Secrecy Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.

(cc) OFAC. Neither the Company nor its Subsidiaries nor any of their respective affiliates, directors, officers, nor to the Company’s Knowledge, any agent or employee of the Company or its Subsidiaries is subject to any sanctions administered or enforced by the Office of Foreign Assets Control (“OFAC”) of the United States Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury or any other relevant sanctions authority; and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary or other Person for the purpose of financing the activities of any person that is the target of sanctions administered or enforced by such authorities or in connection with Iran, Syria, Cuba, North Korea, or the Crimea Region of Ukraine, or any country or territory that is the target of country- or territory-wide OFAC sanctions.

(dd) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in SEC Reports and is not so disclosed and would have or reasonably be expected to result in a Material Adverse Effect.

(ee) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby.

(ff) No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its Subsidiaries has taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the any security of the Company to facilitate the sale or resale of the Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M under the Exchange Act.

(gg) Clinical Data and Regulatory Compliance. To the Company’s Knowledge, the preclinical tests and clinical trials, and other studies (collectively, “studies”) that are described in, or the results of which are referred to in, the SEC Reports were conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures; each description of the results of such studies is accurate and complete in all material respects and fairly presents the data derived from such studies; the Company and its Subsidiaries have made all such filings and obtained all such approvals as may be required by the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or non-U.S. government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”); neither the Company nor any of its Subsidiaries has received any notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or modification of any clinical trials that are described or referred to in the SEC Reports; and the Company and its Subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

(hh) No Additional Agreements. Neither the Company nor any of its Subsidiaries has any agreement or understanding with Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(ii) No Disqualification Events. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s Knowledge, any Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1). The Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities pursuant to this Agreement.

Section 3.2 Representations and Warranties of the Purchaser.

Each Purchaser hereby, for itself and for no other Purchaser, acknowledges, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) No Offering Document. No disclosure or offering document has been prepared in connection with the offer and sale of the Securities.

(b) Organization; Authority. Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by Purchaser and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized. Each Transaction Document to which it is a party has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c) No Conflicts. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Purchaser, (ii) conflict with, or constitute a default (or any event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Purchaser is a party to, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws) applicable to Purchaser, except in the case of clause (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations hereunder.

(d) Investment Intent.

(i) Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable U.S. state securities law and is acquiring the Securities as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable U.S. state or other securities laws, provided, however, that by making the representations herein, Purchaser does not agree to hold any of the Securities for any minimum period of time and reserves the right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable U.S. federal, state and other securities laws. Purchaser is acquiring the Securities hereunder in the ordinary course of its business or personal investment program.

(ii) Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity.

(iii) Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(e) Purchaser Status. At the time Purchaser was offered the Securities, was, and at the date hereof is, at the Closing, will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act or a qualified institutional buyer as defined in Rule 144A under the Securities Act.

(f) General Solicitation. Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(g) Purchaser Sophistication. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(h) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of Purchaser or its representatives or counsel shall modify, amend or affect Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Company’s representations and warranties contained in the Transaction Documents. Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

(i) Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the time that Purchaser was first contacted by the Company or any other Person regarding the transactions contemplated hereby, neither Purchaser nor any Affiliate of Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Purchaser’s investments or trading or information concerning Purchaser’s investments, including in respect of the Securities, and is subject to Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with Purchaser or Trading Affiliate, effected or agreed to effect any purchases or sales of the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). Notwithstanding the foregoing, in the case of the Purchaser and/or Trading Affiliate that is, individually or collectively, a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of Purchaser’s or Trading Affiliate’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Purchaser’s or Trading Affiliate’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that have knowledge about the financing transaction contemplated by this Agreement. Other than to other Persons party to this Agreement, and to Purchaser’s representatives or agents, including, but not limited to, Purchaser’s legal, tax and investment advisors, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

(j) Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser. Purchaser shall have no obligation with respect to any fees, or with respect to any claims made by or on behalf of other Persons for fees, in each case of the type contemplated by this Section 3.2(j) that may be due in connection with the transactions contemplated by this Agreement or the Transaction Documents.

(k) Independent Investment Decision. Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents, and Purchaser. Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(l) Reliance on Exemptions. Purchaser understands that the Securities being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Securities.

(m) No Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(n) Regulation M. Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Securities and other activities with respect to the Securities by the Purchaser.

(o) Residency. Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below such Purchaser’s name on its signature page hereto.

The Company and the Purchaser acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

Article IV
OTHER AGREEMENTS OF THE PARTIES

Section 4.1 Transfer Restrictions.

(a) Compliance with Laws. Notwithstanding any other provision of this Article IV, the Purchaser covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable U.S. state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company, pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities have been or will be sold, as applicable, pursuant to such rule) or (iv) in connection with a bona fide pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of Purchaser under this Agreement with respect to such transferred Securities.

(b) Legends. Certificates and book-entry statements evidencing the Securities shall bear, any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY AND ITS TRANSFER AGENT SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND THE TRANSFER AGENT THAT SUCH REGISTRATION IS NOT REQUIRED.

(c) Legend Removal. Upon request of the Purchaser, and upon receipt by the Company of an opinion of its counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state securities laws, the Company shall, at its sole expense, promptly cause the legend to be removed from any certificate for any Securities in accordance with the terms of this Agreement and deliver, or cause to be delivered, to Purchaser new book entry evidence or certificate(s) representing the Securities that are free from all restrictive and other legends or, at the request of such Purchaser, via DWAC transfer to Purchaser’s account. Purchaser may request that the Company remove, and the Company agrees to authorize the removal of, any legend from such Securities, upon the earliest of (x) such time as the Securities are subject to an effective registration statement covering the resale of such Securities and (y) following the delivery by Purchaser to the Company or the Transfer Agent of a legended certificate representing such Securities: (i) following any sale of such Securities pursuant to Rule 144, (ii) if such Securities are eligible for sale under Rule 144(b)(1) without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor thereto), or (iii) following the time a legend is no longer required with respect to such Securities. Certificates for Securities free from all restrictive legends may be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company (“DTC”) as directed by Purchaser. The Company warrants that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. If Purchaser effects a transfer of the Securities in accordance with this Section 4.1, the Company shall permit the transfer and shall promptly instruct the Transfer Agent to issue one or more certificates or credit Securities to the applicable balance accounts at DTC in such name and in such denominations as specified by Purchaser to effect such transfer. Purchaser hereby agrees that the removal of the restrictive legend pursuant to this Section 4.1(c) is predicated upon the Company’s reliance that Purchaser will sell any such Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

(d) Acknowledgement. Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Securities or any interest therein without complying with the requirements of the Securities Act. Purchaser will refrain from selling such Securities until such time as the Purchaser is notified by the Company that a registration statement covering the resale of the Securities is effective or such prospectus is compliant with Section 10 of the Securities Act, unless Purchaser is able to, and does, sell such Securities pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act. Both the Company and its Transfer Agent, and their respective directors, officers, employees and agents, may rely on this Section 4.1(d) and Purchaser hereunder will indemnify and hold harmless each of such persons from any breaches or violations of this Section 4.1(d).

Section 4.2 Furnishing of Information.

In order to enable the Purchaser to sell the Securities under Rule 144, during the Reporting Period, the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. During the Reporting Period, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities under Rule 144.

Section 4.3 Integration.

The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

Section 4.4 Securities Laws Disclosure; Publicity.

On or before 5:30 p.m., Eastern time, on the fourth Business Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents, and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement). Notwithstanding the foregoing, the Company shall not publicly disclose the name of Purchaser or an Affiliate of any Purchaser, or include the name of Purchaser or an Affiliate of any Purchaser in any press release or filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of Purchaser, except (i) as required by U.S. federal securities law in connection with (A) any registration statement or (B) the filing of final Transaction Documents (including signature pages to this Agreement) with the Commission and (ii) to the extent such disclosure is required by law, request of the Commission’s staff or Trading Market regulations, in which case the Company shall provide the Purchaser with prior written notice of such disclosure permitted under this subclause (ii). Purchaser covenants that until such time as the transactions contemplated by this Agreement are required to be publicly disclosed by the Company as described in this Section 4.4, Purchaser will maintain the confidentiality of all disclosures made to it in connection with the Transaction Documents (including the existence and terms of this transaction); provided, however, any disclosure may be made by Purchaser to Purchaser’s representatives or agents, including, but not limited to, Purchaser’s legal, tax and investment advisors.

Section 4.5 Anti-takeover Terms.

No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that Purchaser is an “interested stockholder” under Section 203 of the Delaware General Corporation Law or that Purchaser could be deemed to trigger the provisions of any poison pill or anti-takeover plan or arrangement, to the extent solely by virtue of receiving the Securities under the Transaction Documents.

Section 4.6 Non-Public Information.

Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, including this Agreement, or as may be provided to Purchaser or their agents or representatives in their capacity as Affiliates of the Company or its Subsidiaries or former stockholder, director or Affiliate or as expressly required by any applicable securities law, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide Purchaser or its agents or counsel with any information regarding the Company that the Company believes constitutes material non-public information without the express written consent of Purchaser, unless prior thereto Purchaser shall have provided written confirmation or executed a written agreement regarding maintaining the confidentiality and use of such information. The Company understands and confirms that Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

Section 4.7 Use of Proceeds.

The Company shall use the net proceeds from the sale of the Securities hereunder for working capital and general corporate purposes.

Section 4.8 Short Sales After the Date Hereof.

Purchaser represents, warrants and covenants hereby that it will not engage in any Net Short Sales in the securities of the Company at any time or lend any of its Securities for such purposes.

For purposes of this Section 4.8, a “Net Short Sale” by any Purchaser shall mean a sale of Common Stock by such Purchaser that is marked as a short sale and that is made at a time when there is no Equivalent Offsetting Long Position in Common Stock (as hereinafter defined) held by such Purchaser. For purposes of this Section 4.8, an “Equivalent Offsetting Long Position in Common Stock” means, with respect to a Purchaser, all shares of Common Stock (A) that are owned by such Purchaser and (B) that would be issuable upon conversion, exchange or exercise of the Securities and any other options or convertible securities then held by such Purchaser, if any, without giving effect to any limitation on exercise set forth therein.

Article V
CONDITIONS PRECEDENT TO CLOSING

Section 5.1 Conditions Precedent to the Obligations of the Purchaser to Purchase Securities.

The obligation of Purchaser to acquire the Securities at the Closing is subject to the fulfillment to Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Purchaser:

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 3.1 shall be true and correct in all respects as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date, which shall be true and correct in all respects as of such specified date.

(b) Performance. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities, all of which shall be and remain so long as necessary in full force and effect.

(e) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(f) No Suspensions of Trading in Common Stock. The Common Stock shall not have been suspended, as of the Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market.

(g) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.3(a).

(h) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.18 herein.

Section 5.2 Conditions Precedent to the Obligations of the Company.

The Company’s obligation to issue the Securities at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties. The representations and warranties made by Purchaser in Section 3.2 hereof shall be true and correct in all respects as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date, which shall be true and correct in all respects as of such specified date.

(b) Performance. Purchaser shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by Purchaser at or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Purchaser Deliverables. Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.3(b).

(e) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.18 herein.

Article VI
MISCELLANEOUS

Section 6.1 Fees and Expenses.

The Company and the Purchaser shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. Notwithstanding the foregoing, the Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities to the Purchaser.

Section 6.2 Entire Agreement.

The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

Section 6.3 Notices.

All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e mail upon written confirmation of receipt by e mail or otherwise, (b) on the first Trading Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Trading Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Company:

NKGen Biotech, Inc.

3001 Daimler Street

Santa Ana, CA 92705

Attention: Paul Y. Song, Chief Executive Officer

Email: psong@nkgenbiotech.com

With a copy to:

Winston & Strawn LLP

800 Capitol St., Suite 2400

Houston, TX 77002-2925

Attn: Mike Blankenship

Email: mblankenship@winston.com

and

If to Purchaser:

To the address set forth under such Purchaser’s name on the signature page hereof or such other address as may be designated in writing hereafter, in the same manner, by such Person.

Section 6.4 Amendments; Waivers; No Additional Consideration.

No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 6.5 Construction.

The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

Section 6.6 Successors and Assigns.

The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of Purchaser. Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers any Securities in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to transferred Securities, by the terms and conditions of this Agreement that apply to the Purchaser.

Section 6.7 Third-Party Beneficiaries.

This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 6.8 Governing Law.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the Delaware Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.9 Survival.

The representations and warranties of the Company and the Purchaser shall survive for a period of twelve (12) months after the date hereof.

Section 6.10 Execution.

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e- mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 6.11 Severability.

If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 6.12 Rescission and Withdrawal Right.

Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

Section 6.13 Replacement of Securities.

If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company may issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

Section 6.14 Remedies.

In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

Section 6.15 Payment Set Aside.

To the extent that the Company makes a payment or payments to Purchaser pursuant to any Transaction Document or Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 6.16 Adjustments in Share Numbers and Prices.

In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

Section 6.17 Independent Nature of Purchaser’s Obligations and Rights.

The decision of Purchaser to purchase Securities pursuant to the Transaction Documents has been made by Purchaser independently. Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents.

Section 6.18 Termination.

This Agreement may be terminated and the sale and purchase of the Securities abandoned at any time prior to the Closing by either the Company or Purchaser upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 PM., Eastern time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.18 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 6.18 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. Upon a termination in accordance with this Section 6.18, the Company and the Purchaser shall not have any further obligation or liability (including arising from such termination) to the other.

Section 6.19 Waiver of Potential Conflicts of Interest.

The Purchaser and the Company acknowledge that Company Counsel is representing only the Company in this transaction. By executing this Agreement, the Purchaser and the Company hereby waive any actual or potential conflict of interest which has or may arise as a result of Company Counsel’s representation of such persons and entities, and represents that it has had the opportunity to consult with independent counsel concerning the giving of this waiver.

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IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NKGEN BIOTECH, INC.

By:	/s/ Paul Y. Song
	Name:	Paul Y. Song
	Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Purchaser:

HekaBio K.K.

/s/ Robert E. Claar
Name:	Robert E. Claar
Title:	CEO

Contact Information of Purchaser

Address: Chikiriya Tokyo Building 8F
1-9-15 Nihonbashimuromachi
Chou-ku, Tokyo 103-0022 Japan